Exhibit 99.01

KPMG LLP
303 East Wacker Drive
Chicago, IL 60601-5212

Independent Auditors' Report

The Board of Directors
R.J. O'Brien Fund Management, LLC:

We have audited the accompanying statements of financial condition of R.J. O'Brien Fund Management, LLC (the Company) as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholder's/member's equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R.J. O'Brien Fund Management, LLC as of December 31, 2008 and 2007, and the results of its operations, changes in its stockholder's/member's equity, and its cash flows for the years there ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois
March 30, 2009

R.J. O'BRIEN FUND MANAGEMENT, LLC
Statements of Financial Condition
December 31, 2008 and 2007

	2008	2007
Assets
Assets:
Cash and cash equivalents	$997,577	777,002
Investments in registered commodity pool	1,394,381	1,712,291
Intangible asset	217,601	290,251
Fee income receivable	76,578	90,380
Receivables from investment in registered commodity pool	463,127	-
Miscellaneous receivables	-	20,000
Total assets	$3,149,264	2,889,924
Liabilities and Stockholder's/Member's Equity
Liabilities:
Accrued expenses	$231,578	104,481
Total liabilities	231,578	104,481
Stockholder's/Member's equity:
Additional paid-in capital	2,013,134	3,213,134
Retained earnings (accumulated deficit)	904,552	(427,691)
Total stockholder's/member's equity	2,917,686	2,785,443
Total liabilities and stockholder's/member's equity	$3,149,264	2,889,924

See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Statements of Operations
Years ended December 31, 2008 and 2007

	2008	2007
Revenues:
Fee Income	$1,299,520	980,401
Other income	20,969	100,000
Total revenues	1,320,489	1,080,401
Expenses:
Intercompany support services from Parent	530,782	675,267
Professional fees	26,000	167,590
Amortization of intangible asset	72,650	177,578
Data processing	—	123,531
Other expenses	26,808	67,212
Total expenses	656,240	1,211,178
Realized gains on redemptions of investment in registered commodity pool	113,166	—
Unrealized gain (loss) on investment	554,828	(185,402)
Net income (loss)	$1,332,243	(316,179)

See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Statements of Changes in Stockholder’s/Member’s Equity
Years ended December 31, 2008 and 2007

	Common stock	Paid-in capital	Retained earnings (accumulated deficit)	Total
Balance at December 31, 2006	$10	2,579,084	(111,511)	2,467,583
Conversion to LLC	(10)	10	—	—
Capital contribution from Parent	—	634,040	—	634,040
Net loss	—	—	(316,180)	(316,180)
Balance at December 31, 2007	—	3,213,134	(427,691)	2,785,443
Distribution Payment to Parent	—	(1,200,000)	—	(1,200,000)
Net income	—		1,332,243	1,332,243
Balance at December 31, 2008	$—	2,013,134	904,552	2,917,686

See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Statements of Cash Flows
Years ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net income/(loss)	$1,332,243	(316,180)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Unrealized (gain)/loss on investments	(554,828)	185,402
Realized gains on redemptions of investments in registered commodity pool	(113,166)	—
Amortization of intangible asset	72,650	177,578
Increase (decrease) in assets:
Fee income receivable	13,802	35,022
Miscellaneous receivables	20,000	(16,787)
Increase in liabilities:
Accrued expenses	127,097	77,927
Net cash provided by operating activities	897,798	142,962
Cash flows from investing activities:
Receivables from investment in registered commodity pool	(463,127)	—
Purchase of investment in registered commodity pool	(120,000)	—
Sales of investment in registered commodity pool	1,105,904	—
Net cash used in investing activities	522,777	—
Cash flows from financing activities:
(Distribution to) capital contribution from the Parent	(1,200,000)	634,040
Net change in cash	220,575	777,002
Cash and cash equivalents at beginning of year	777,002	—
Cash and cash equivalents at end of year	$997,577	777,002

See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Notes to FInancial Statements
December 31, 2008 and 2007

(1) General Information and Summary of Significant Accounting Policies

A summary of the significant accounting policies that have been followed in preparing the accompanying financial statements is set forth below:

(a) Nature of Business
R.J. O’Brien Fund Management, LLC (the Company or Managing Owner), a wholly owned subsidiary of RJO Holdings Corp. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. Prior to October 31, 2008, the Company was a wholly owned subsidiary of R.J. O’Brien Associates, LLC (RJOA), which is wholly owned by the Parent as well. Subsequent to that date, the Company was part of a corporate reorganization in which the Company is now wholly owned by the Parent. The Company was originally incorporated in October of 2006 in the State of Illinois. In July of 2007, it was reincorporated as a limited liability company (LLC) in the State of Delaware. The Company is the managing owner of the RJO Global Trust (the Fund), formerly known as the JWH Global Trust, which is organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.
(b) Revenue Recognition
The Company earns fees from the Fund for which it acts as managing owner, which is recognized as income as it is earned. Fees are paid monthly and are based on a percentage of the net asset value (NAV) of the Fund, and include underwriting expenses (0.35% of NAV), excess commissions (2.00% of NAV) and the managing owner fee revenue (0.75% of NAV).
(c) Investments
Investment in the registered commodity pool is recorded at fair value based on the Company’s proportionate share of the Fund’s audited net assets. Realized gains on redemptions made amounted to $113,166 and $0 for the years ended December 31, 2008 and 2007, respectively. Unrealized gains and losses recorded as of December 31, 2008 and 2007 are the result of changes in the fair value as adjusted for purchases and sales. Realized gains and losses from the sale of investments are determined on a specific identification basis.
(d) Intangible Asset
The intangible asset related to the purchase of the Fund is carried at cost and reduced by systematic amortization. Amortization is charged based on the amount of fund units that are redeemed in any given accounting period that were outstanding at the time the Managing Owner’s rights were purchased. On an annual basis, an impairment analysis on the intangible asset is performed to determine if a write down of the asset is required.
(e) Income Taxes
Prior to July 2007, RJOA, the former parent, had elected S Corporation status under the Internal Revenue Code. Accordingly, the Company’s earnings were generally not subject to income tax prior to July 2007. RJOA’s taxable income for this period would be reported by the shareholders on their federal, state, and local income tax returns.  Effective July 12, 2007, the Company became a single member LLC that is treated as a disregarded entity for federal and state income tax purposes. The Company’s income is included in the federal and state consolidated income tax returns of its Parent, which is a C-Corporation.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Notes to Financial Statements
December 31, 2008 and 2007

(f) Cash and Cash Equivalents
Cash equivalents include an investment in a money market fund of $813,969 at December 31, 2008. The fair value of the money market fund is calculated using market prices as defined in Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, for Level 1 securities, as defined.

(g) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Investment in Fund
At December 31, 2008, the Company owned 11,679 units of the Fund, or 1% of the outstanding units of the Fund, valued at $1,394,381. At December 31, 2007, the Company owned 20,218 units of the Fund, or 1% of the outstanding units of the Fund, valued at $1,712,291.

The following represents summary audited financial information of the Fund as of December 31, 2008 and 2007.

	2008	2007
Assets	$92,007,262	83,422,873
Liabilities	4,701,389	2,505,599
Capital	$87,305,873	80,917,274

(3) Intangible Asset
During 2006, the Company purchased the assets of Refco Commodity Management, Inc., the most significant of which was an intangible asset of $486,580. Amortization is charged based on the amount of fund units that are redeemed in any given period, which were outstanding at the time the Managing Owner’s rights were purchased. During 2008, amortization of $72,650 occurred in accordance with the methodology described above, resulting in a carrying value of $217,601 at December 31, 2008. During 2007, amortization of $177,578 occurred in accordance with the methodology described above, resulting in a carrying value of $290,251 at December 31, 2007.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Notes to Financial Statements
December 31, 2008 and 2007

(4) Other Related Party Transactions
The Company has no employees. The Parent provides facilities and administrative services to the Company. The Parent also paid certain expenses on behalf of the Company, which were treated as capital contributions in 2007.

(5) Income Taxes
As the Company is organized as a limited liability company and its taxable income is reported by the Parent company, there is no tax expense/benefit recorded by the Company. In accordance with SFAS No. 109, Accounting for Income Taxes, if the Company was a taxable entity, income tax expense for the years ending December 31, 2008 and December 31, 2007, respectively, would have been calculated at the federal effective tax rate of 35%. The net federal tax expense for the Company for the year ended December 31, 2008 would have been $355,622. The Company had a loss for the year ended December 31, 2007 and thus accrued no federal income tax expense.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Deferred income tax expense represents the change during the period in deferred tax assets and deferred tax liabilities.

The Company is a single member limited liability company, which is disregarded for federal income tax purposes, so no deferred tax assets or liabilities are reported on its financial statements under SFAS No. 109. Rather, the parent of the Company will report any related deferred tax items in its financial statements. If the Company was a stand alone entity, as of December 31, 2008, the deferred tax asset from 2007 of $110,663 (Loss in 2007 of $316,180 times the federal effective tax rate of 35%) would be used to offset the federal tax liability of $466,285 (Income of $1,332,243 times the federal effective tax rate of 35%) resulting in a tax expense of $355,622 for the year ended December 31, 2008. The Company has no deferred tax assets or liabilities as of December 31, 2008.

(6) Financial Instruments with Off Balance Sheet Risk
As managing owner of the Fund, the Company’s investment in the Fund is subject to the risks related to financial instruments and commodity contracts held or sold short by the Fund. The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of the contract. However, the Company bears the risk of loss only to the extent of the market value of its respective investment and, in certain specific circumstances, distributions and redemptions received.

R.J. O’BRIEN FUND MANAGEMENT, LLC
Notes to Financial Statements
December 31, 2008 and 2007

(7) Contingent Liabilities
The Company is a party to legal and regulatory actions relating to customers’ accounts and regulatory requirements as a normal part of carrying on its business. Management is of the opinion that resolution of these matters will not have a material adverse effect on the Company’s financial condition or continuing operations.

(8) Fair Value Measurement
The Company adopted SFAS No. 157, Fair Value Measurements (SFAS 157) as of January 1, 2008. SFAS 157, requires enhanced disclosures about investments that are measured and reported at fair value. Fair value is defined as the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company’s investments in registered commodity pool are valued by the NAV of the Fund as of December 31, 2008, which has a readily determinable market value. As such, management considers these fair value measurements to be Level 1, as defined un